Dennis Brovarone

ATTORNEY AND COUNSELOR AT LAW

35 Pinyon Pine Road, Littleton, CO 80127

Phone 303 466 4092 / Email Dbrovarone@aol.com

February 24, 2014

John Marmora, Sole Director

Tropic International Inc.

1057 Parkinson Road, Unit #9

Woodstock, Ontario N4S 7W3

Re: Amended Registration Statement on Form S-1/A

Dear Mr. Marmora:

On behalf of Tropic International Inc., a Nevada corporation (the “Corporation”), you have requested my opinion as to the legality of the issuance by the Corporation of 22,719,878 shares of common stock (the “Shares”), including 10,455,732 shares of common stock issuable upon the exchange or redemption of 10,455,732 shares of the preferred stock of 1896432 Ontario Inc. (the “Exchangeable Shares”), being offered by the named selling security holders pursuant to an Amended Registration Statement on Form S-1/A (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about February 24, 2014.

Pursuant to your request I have reviewed and examined:

(1) The Articles of Incorporation of the Corporation, as amended (the “Articles”);

(2) The By-Laws of the Corporation (the “By-Laws”);

(3) Certain resolutions of the Board of Directors of the Corporation;

(4) The Registration Statement; and

(5) Such other matters as I have deemed relevant to my opinion.

Based upon the foregoing and the laws of the state of Nevada, and subject to the qualifications set forth below, I am of the opinion that the Shares offered by the named selling security holders are or, in the case of the Exchangeable Shares, will be duly authorized, legally issued, fully paid and non-assessable pursuant to the Articles, By-Laws and Nevada law. My opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

Not withstanding the above, I hereby consent to the use of this opinion in the Registration Statement and to the reference to me in the Legal Matters section of the Prospectus contained in the Registration Statement. In giving my consent, I do not admit that I come without the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Dennis Brovarone
Dennis Brovarone
Attorney at Law